REPORT OF INDEPENDENT CERTIFIED
PUBLIC ACCOUNTANTS
ON INTERNAL CONTROL STRUCTURE



The Board of Directors
Renaissance Capital Greenwich Funds
Greenwich, Connecticut


In planning and performing our audit of the financial statements of The IPO Plus Aftermarket Fund a series of shares of Renaissance Capital Greenwich Funds, for the year ended September 30, 2000, we considered their internal control structure, including procedures for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on the internal control structure.

The management of the Fund is responsible for
establishing and maintaining an internal control
structure. In fulfilling this responsibility, estimates and
judgments by management are required to assess the
expected benefits and related costs of internal control
structure policies and procedures.   Two of the objectives
of an internal control structure are to provide management with reasonable, but not absolute, assurance that assets are safeguarded against loss from unauthorized use or disposition, and that transactions are executed in accordance with managements authorization and recorded properly to permit preparation of financial statements in conformity with generally accepted accounting principles.

Because of inherent limitations in any internal control
structure, errors or irregularities may occur and not be
detected.   Also, projection of any evaluation of the
structure to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

Our consideration of the internal control structure would
not necessarily disclose all matters in the internal control structure that might be material weaknesses under standards established by the American Institute of
Certified Public Accountants.   A material weakness is a
condition in which the design or operation of the specific internal control structure elements does not reduce to a relatively low level the risk that errors or irregularities in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions.
However, we noted no matters involving the internal control structure, including procedures for safeguarding securities, that we consider to be material weaknesses, as defined above, as of September 30, 2000.

This report is intended solely for the information and use of management and the Securities and Exchange
Commission, and should not be used for any other purpose.


		TAIT, WELLER & BAKER


Philadelphia, Pennsylvania
October 29, 2000